Exhibit 99
Annual Meeting Central Federal Corporation May 19, 2011

Challenges Recession and its effects Realities of the distressed housing market Job losses and economic uncertainty

Strategic Actions Focus Since May 2010 Address asset quality Meet our markets' banking needs Increase stockholder value

Focus Since May 2010 Address Asset Quality Solving legacy credit issues will take time Assessed credit quality of loan portfolio Improved credit culture New Senior Commercial Officer New Senior Credit Officer Creation of workout function Workout of distressed assets

Address Asset Quality Criticized and Classified Assets

Focus Since May 2010 Meeting Our Markets' Banking Needs Increased levels of appropriate staff Tim Fitzwater Increase workout/credit staff Retail structure improvements New Fairlawn Office Manager Columbiana County changes Columbus Mortgage business saw good year Designated Underwriter status Mobile banking/new website added

Focus Since May 2010 Increase Stockholder Value Retained Paragon Capital Group, LLC Evaluate all available options Looking at a $15-$20 million capital raise through rights offering with possible public offering with lead investor and other alternatives to improve capital ratios

In Conclusion Started 2010 in critical capital/asset situation Outside analysis has led to effective corrections Excellent team in place, moving forward Capital raise to increase capital ratios Look forward to better situation, brighter day